As filed with the U.S. Securities and Exchange Commission on November 3, 2023

Registration No. 333-273329

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

AMENDMENT NO. 3
TO
FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

____________________

Creative Global Technology Holdings Limited
(Exact name of Registrant as specified in its charter)

____________________

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	5045	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

Unit 03, 22/F, Westin Centre,
26 Hung To Road, Kwun Tong,
Kowloon, Hong Kong
Tel: +852 2690 9121
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

____________________

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, New York 10016
(212) 947-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

____________________

Copies to:

Lan Lou, Esq. Jun He Law Offices LLC Suite 1919, 630 Fifth Avenue New York, NY 10111 (917) 661-8175	Michael J. Blankenship Winston & Strawn LLP 800 Capitol Street, Suite 2400 Houston, TX 77002-2925 Telephone: (713) 651-2600

____________________

Approximate date of commencement of proposed sale to the public:    as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Creative Global Technology Holdings Limited is filing this Amendment No. 3 to its registration statement on Form F-1 (File No. 333-273329) (the “Registration Statement”) as an exhibits-only filing solely to file Exhibit 99.8, and amend and restate the list of exhibits set forth in Item 8(a) of Part II of the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note, Item 8 of Part II of the Registration Statement, the signature page to the Registration Statement, and the filed exhibits. The remainder of the Registration Statement is unchanged and has therefore been omitted.

PART II

Information Not Required in Prospectus

ITEM 8. Exhibits and Financial Statement Schedules

(a)     Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1***	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2***	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1***	Form of Registrant’s Specimen Ordinary Shares
5.1***	Opinion of Conyers Dill & Pearman as to the legality of the Ordinary Shares being registered
8.1***	Opinion of Conyers Dill & Pearman regarding certain Cayman Island tax matters (included in Exhibit 5.1)
8.2***	Opinion of Lawrence Chan & Co. regarding certain Hong Kong law matters and certain Hong Kong tax matters
10.1***	Employment Agreement by and between the Registrant and Shangzhao (“Cizar”) Hong dated January 11, 2023
10.2***	Employment Agreement by and between the Registrant and Hei Tung (“Angel”) Siu dated January 11, 2023
10.3***	Employment Agreement by and between the Registrant and Hung Leung (“Alan”) Tsang dated January 11, 2023
10.4***	Form Purchase Order between CGTHK and Its Suppliers
10.5***	Form Sales Contract between CGTHK and Its Customers
10.10***	Form of Indemnification Agreement by and between the Registrant and executive officers and directors of the Registrant
10.11***	Form Director Service Agreement
21.1***	List of subsidiaries of the Registrant
23.1*	Consent of Wei Wei & Co. LLP
23.2***	Consent of Conyers Dill & Pearman (included in Exhibit 5.1)
23.3***	Consent of Lawrence Chan & Co. (included in Exhibit 8.2)
23.4***	Consent of Frost & Sullivan
23.5***	Consent of Yuan Tai Law Offices
24.1*	Power of Attorney (included on the signature page of this Registration Statement)
99.1***	Form of Code of Business Conduct and Ethics
99.2***	Form of Audit Committee Charter
99.3***	Form of Compensation Committee Charter
99.4***	Form of Nominating and Corporate Governance Committee Charter
99.5***	Consent of Wai Leung Lau
99.6***	Consent of Michael Osofsky
99.7***	Consent of Jingeng Chen
99.8*	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107***	Form of Filing Fee Table

____________

*        Filed herewith

**      To be filed by amendment

***    Previously filed

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hong Kong SAR, on November 3, 2023.

CREATIVE GLOBAL TECHNOLOGY HOLDINGS LIMITED
By:	/s/ Shangzhao (“Cizar”) Hong
Name:	Shangzhao (“Cizar”) Hong
Title:	Chief Executive Officer and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each of the undersigned officers and directors of Creative Global Technology Holdings Limited hereby constitutes and appoints Shangzhao (“Cizar”) Hong, such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for and in such person’s name, place and stead, in the capacities indicated below, to sign this Registration Statement on Form F-1 of Creative Global Technology Holdings Limited and any and all amendments (including post-effective amendments) thereto, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Shangzhao (“Cizar”) Hong	Chief Executive Officer, Director and Chairman of the Board	November 3, 2023
Shangzhao (“Cizar”) Hong	(principal executive officer)
/s/ Hei Tung (“Angel”) Siu	Chief Operation Officer	November 3, 2023
Hei Tung (“Angel”) Siu
/s/ Hung Leung (“Alan”) Tsang	Chief Financial Officer	November 3, 2023
Hung Leung (“Alan”) Tsang	(principal financial and accounting officer)

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SIGNATURE OF AUTHORIZED UNITED STATES REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Creative Global Technology Holdings Limited has signed this registration statement on November 3, 2023.

Authorized U.S. Representative
Cogency Global Inc.
/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President on behalf of Cogency Global Inc.

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